Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-200456) and Form S-3 (No. 333-213169) of Triumph Bancorp, Inc. of our report dated February 17, 2017, with respect to the consolidated financial statements of Triumph Bancorp, Inc., appearing in this Annual Report on Form 10-K of Triumph Bancorp, Inc. for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Dallas, Texas
February 17, 2017